UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CNL STRATEGIC CAPITAL, LLC

(Exact name of Registrant as specified in its charter)

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CNL STRATEGIC CAPITAL, LLC

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

April 5, 2021

Dear Fellow Shareholders:

We invite you to attend the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of CNL Strategic Capital, LLC (“we,” “us,” “our,” and the “Company”), which will be held on Friday, June 11, 2021 at 10:30 a.m., Eastern Time, at the principal offices of the Company located at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, 32801.

As the novel coronavirus (“COVID-19”) pandemic is ongoing , we will continue to make decisions grounded in care for our shareholders. We plan to closely monitor the situation surrounding COVID-19 pandemic in the coming months and to follow the guidance from the Centers for Disease Control and Prevention and other experts regarding the spread of COVID-19. To that end, we note the possibility that the date, time, or location of the Annual Meeting could change due to COVID-19. In the event it is not possible or advisable to hold the Annual Meeting in person or at the scheduled location, we will announce alternative arrangements for the Annual Meeting via a press release and on our website as promptly as practicable, which may include holding the meeting solely by means of remote communication in a “virtual” meeting format. In the event that we announce such an alternative, shareholders should check the virtual location www.virtualshareholdermeeting.com or the investor resources section of our website at https://www.cnlstrategiccapital.com/investor-resources before coming to the physical meeting.

At the Annual Meeting, you will be asked to consider and vote upon proposals relating to the election of two directors on our board of directors (the “Board”) and a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021. The proposals you will be asked to consider at the Annual Meeting are detailed briefly below and are explained in more detail in the enclosed Notice of Annual Meeting of Shareholders and proxy statement. At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

●	Proposal No. 1: The election of Messrs. Arthur E. Levine and Robert J. Woody to the Board for a term expiring at the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

●	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021.

Whether or not you attend the Annual Meeting, it is important that your shares of the Company’s limited liability company interests (the “Shares”) be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card or voting instruction form in the enclosed envelope. If you attend the Annual Meeting, you can vote in person, even if you have previously submitted your proxy. Your vote and participation in the governance of the Company are very important to us.

On behalf of the Board, we would like to express our appreciation for your investment in the Company. We look forward to greeting as many of you as possible at the Annual Meeting.

Sincerely,

/s/ Chirag J. Bhavsar
Chirag J. Bhavsar
Chief Executive Officer

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY PROMPTLY

Please help reduce corporate expenses by submitting your vote via the Internet at www.proxyvote.com.

CNL STRATEGIC CAPITAL, LLC

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Date:	June 11, 2021

Time:	10:30 a.m. Eastern Time

Place:

CNL Center at City Commons

450 South Orange Avenue, 13th Floor

Orlando, Florida 32801

As part of our precautions relating to COVID-19, we are planning for the possibility that the Annual Meeting may be held virtually (that is one held by means of remote communication). If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available on our website at  https://www.cnlstrategiccapital.com/investor-resources

Record Date:	April 1, 2021. Only shareholders of record at the close of business on the record date are entitled to receive notice of, to attend, and to vote at the Annual Meeting.

Items of Business:	● To re-elect two members of the Board for a term expiring at the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

● To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021.

● To transact other business that may properly come before the Annual Meeting.

Proxy Voting:

Important. Please vote your Shares promptly to ensure the presence of a quorum at the Annual Meeting. You may vote your Shares now via the Internet. Submitting your proxy now will not prevent you from voting your Shares in person at the Annual Meeting, as your proxy is revocable at your option.

For Assistance. If you have any questions or need assistance voting, please call our proxy solicitor, Broadridge Investor Communication Solutions, Inc. at 844-853-0929.

Important notice regarding the availability of proxy materials for the Annual Meeting. The Company’s Proxy Statement, the proxy card, and the Company’s Annual Report to Shareholders are available at www.proxyvote.com. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at 1-866-650-0650.

By Order of the Board of Directors,

/s/ Tracey B. Bracco

Tracey B. Bracco

Secretary

Orlando, Florida

April 5, 2021

The use of cameras at the Annual Meeting is prohibited and will not be allowed into the meeting or any other adjacent areas, except by credentialed media. We realize that many mobile phones have built-in cameras; while these phones may be brought into the venue, the camera function may not be used at any time.

CNL STRATEGIC CAPITAL, LLC

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

2021 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 11, 2021

PROXY STATEMENT

GENERAL

CNL Strategic Capital, LLC (“we,” “us,” “our,” and the “Company”) has made these proxy materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies by the board of directors of the Company (the “Board”) for use at the 2021 Annual Meeting of Shareholders to be held on Friday, June 11, 2021, at 10:30 a.m. Eastern Time, and any postponements or adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at the Company’s principal offices located at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, 32801. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this proxy statement (this “Proxy Statement”).

As the novel coronavirus (“COVID-19”) pandemic is ongoing, we will continue to make decisions grounded in care for our shareholders. We plan to continue to closely monitor the situation surrounding the COVID-19 pandemic in the coming months and to follow the guidance from the Centers for Disease Control and Prevention and other experts regarding the spread of COVID-19. To that end, we note the possibility that the date, time, or location of the Annual Meeting could change due to COVID-19. In the event it is not possible or advisable to hold the Annual Meeting in person or at the scheduled location, we will announce alternative arrangements for the Annual Meeting via a press release and on our website as promptly as practicable, which may include holding the meeting solely by means of remote communication in a “virtual” meeting format. In the event that we announce such an alternative, shareholders should check the virtual location www.virtualshareholdermeeting.com or the investor resources section of our website at https://www.cnlstrategiccapital.com/investor-resources before coming to the physical meeting.

The Company’s proxy materials for the Annual Meeting, including, this Proxy Statement, the Notice of 2021 Annual Meeting of Shareholders (the “Notice of Annual Meeting”), and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2021 (the “Annual Report”), were first sent or made available to shareholders on or about April 5, 2021.

Items of Business

The Company is requesting that shareholders vote on two items at the Annual Meeting:

●	Proposal No. 1: The election of Messrs. Arthur E. Levine and Robert J. Woody to the Board for a term expiring at the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

●	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021.

Record Date

Only shareholders of record as of the close of business on April 1, 2021 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting and all postponements and/or adjournments of the Annual Meeting. As of the Record Date, there were 11,287,416 issued and outstanding shares of the Company’s limited liability company interests (the “Shares”) held by 3,934 holders of record. To the extent that Shares are held by a broker or other custodian as beneficial owners on the Record Date, such beneficial owners can vote using the methods described below.

Proxy and Voting Procedures

Shareholders, regardless of class, are entitled to one vote for each Share held, and may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below.

Your vote is important. By authorizing a proxy promptly, you can save the Company the expense of a second mailing and/or additional solicitations by other means, including, in person and by telephone, facsimile, and email.

Voting by Shareholders of Record

If your Shares are registered directly in your name with the Company’s transfer agent, DST Systems, Inc., you are considered the shareholder of record with respect to those Shares, and the Notice of Annual Meeting and other proxy materials were furnished directly to you by the Company. If you are a shareholder of record, there are four ways to vote:

●	In person. You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid picture identification such as a driver’s license or passport and may be requested to provide proof of stock ownership as of the Record Date.

●	Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

●	By Telephone. If you receive or request printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by calling the tollfree number and entering the control number located on the proxy card. After inputting the control number, you may direct your proxy how to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions.

●	By Mail. If you receive or request printed copies of the proxy materials by mail, you will receive a proxy card; and you may vote by proxy by filling out the enclosed proxy card and returning it in the envelope provided. Allow sufficient time for your proxy card to be timely received by 11:59 P.M., Eastern Time, the day before the cut-off date or meeting date.

To request a printed set of the proxy materials for the Annual Meeting, shareholders of record should send a written request to the Company at the following address: CNL Strategic Capital, LLC, CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, 32801, Attention: Tracey B. Bracco, Corporate Secretary. Each such request must set forth a good faith representation that the person making the request was the owner of Shares as of the Record Date.

Voting by Beneficial Owners of Shares

If your Shares are held by a broker or other custodian, the proxy materials were furnished to the organization that holds your Shares. If you are the beneficial owner of Shares of the Company, there are four ways you can vote:

●	In person. If you are the beneficial owner of Shares held by a broker or other custodian and you wish to vote your Shares in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your Shares. A legal proxy is a written document that will authorize you to vote your Shares held by a broker or custodian at the Annual Meeting. Please contact the organization that holds your Shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Annual Meeting and request a ballot when you arrive. You must also bring valid picture identification, such as a driver’s license or passport. In order for your votes to be counted, you must hand both the copy of the legal proxy and your completed ballot to a Company representative to be provided to the inspector of election.

●	Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on the voting instruction form. The availability of Internet voting may depend on the voting process of the organization that holds your Shares.

●	By Telephone. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form; and you may vote by proxy by calling the toll free number and entering the control number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your Shares.

●	By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form; and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided. Allow sufficient time for the proxy card to be timely received by 11:59 P.M., Eastern Time, the day before the cut-off date or meeting date.

To request a printed set of the proxy materials, beneficial owners of Shares should send a written request to the organization that holds their Shares.

In the event we elect to hold a “virtual” meeting (that is, one held by means of remote communications), we will announce the decision to do so in advance and provide details on how to participate and any changes in the means of voting your Shares. That announcement will be available on our website at https://www.cnlstrategiccapital.com/investor-resources.

Quorum; Adjournments

At least a majority of the Shares entitled to vote at the Annual Meeting must be present at the Annual Meeting for a quorum for the transaction of business. Your Shares will be counted for purposes of determining if there is a quorum, if you:

●	Are entitled to vote and you are present in person at the Annual Meeting; or

●	Have properly voted by proxy via the Internet or by telephone.

If a quorum is not present, the chairman of the Annual Meeting may adjourn the Annual Meeting to a date not more than 120 days after the Record Date without further notice, other than announcement at the Annual Meeting, to solicit additional proxies. The persons named as proxies will vote those proxies “FOR” such adjournment. Any business that might have been transacted at the Annual Meeting as originally noticed may be transacted at any such adjourned meeting(s) at which a quorum is present.

Vote Required; Broker Non-Votes; Effect of Abstentions

Shareholders of Record

If you are a shareholder of record, your properly executed proxy received prior to the Annual Meeting, and not duly revoked, will be voted in accordance with your instructions marked thereon. However, if you sign and return a proxy card without giving specific voting instructions, then, the persons named as proxies will vote your Shares in the manner recommended by the Board on all matters presented in this Proxy Statement. With respect to any other business that may be properly presented for a vote at the Annual Meeting, the proxy holders will vote your Shares in such manner as they may determine in their discretion.

Beneficial Owners of Shares

If you are a beneficial owner of Shares held by a broker or other custodian, you may instruct the organization that holds your Shares as to how to vote your Shares via the voting instruction form included with this Proxy Statement; all voting instruction forms timely received by the organization that holds your Shares, and not duly revoked, will be voted in accordance with the instructions marked thereon. However, if you do not provide your broker or other custodian of your Shares with specific voting instructions, then, your Shares are referred to as “uninstructed shares;” and whether your broker or custodian has the discretion to vote such uninstructed shares on your behalf depends on the ballot item. Generally, the organization that holds your Shares may vote them in its discretion on “routine” matters, however the broker or other custodian cannot vote uninstructed shares on “non-routine” matters, and will inform the inspector of election that it does not have the authority to vote on such matters with respect to your Shares. This is referred to as a “broker non-vote.”

Brokers and custodians can no longer vote uninstructed Shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

The following table summarizes the vote required for passage of each proposal, and the effect of abstentions and uninstructed shares held by a broker or custodian. While broker non-votes and abstentions will be included in the number of Shares counted as “present” at the Annual Meeting for purposes of determining whether a quorum is present, only “FOR” and “AGAINST” votes will be counted for purposes of determining the votes received in connection with each proposal.

Proposal No.	Item	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of director nominees	Plurality of Shares cast	Not voted	Not voted
2	Ratification of independent auditor	Majority of Shares cast	Not voted	Discretionary vote

Revocation of Proxies

You may revoke your proxy and change your vote before the proxies are voted at the Annual Meeting. You may change your vote using the Internet or telephone methods described herein, prior to the applicable cutoff time before the Annual Meeting, in which case only your latest Internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new form of proxy dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy, unless you properly vote at the Annual Meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company prior to the Annual Meeting at the following address: CNL Strategic Capital, LLC, CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, 32801, Attention: Tracey B. Bracco, Corporate Secretary.

Information Regarding this Solicitation

The Company is paying all costs associated with the solicitation of proxies for the Annual Meeting. The Company has retained Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to assist in the solicitation of proxies at a cost that the Company anticipates will not exceed $64,000 plus the reimbursement of Broadridge’s reasonable out-of-pocket expenses.

In addition, the Company must pay brokerage firms, banks and similar custodial organizations representing beneficial owners of Shares certain fees associated with forwarding the Notice of Annual Meeting to beneficial owners, forwarding printed proxy materials by mail to beneficial owners who specifically request them, and obtaining beneficial owners’ voting instructions. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited by other means, including, in person and by telephone, facsimile, and email, by Broadridge and/or by directors, officers and employees of the Company, CNL Capital Markets, LLC, CNL Securities Corp., and/or affiliates of CNL Strategic Capital Management, LLC, the Company’s Manager (the “Manager”), and Levine Leichtman Strategic Capital, LLC, the Company’s Sub-Manager (the “Sub-Manager”), none of whom will receive any additional compensation for their services.

Notice of Internet Availability of Proxy Materials

In accordance with SEC regulations, the Company has made this Proxy Statement, the Notice of Annual Meeting and the Annual Report available to shareholders on the Internet. Shareholders may (i) access and review the Company’s proxy materials, (ii) authorize their proxies, as described in “Proxy and Voting Procedures,” above, and/or (iii) elect to receive future proxy materials by electronic delivery, via the Internet address provided below.

This Proxy Statement, the Notice of Annual Meeting and the Annual Report are available at www.proxyvote.com.

 Electronic Delivery of Proxy Materials

Pursuant to the rules adopted by the SEC, the Company furnishes proxy materials by email to those shareholders who have elected to receive their proxy materials electronically. While the Company encourages shareholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of annual meetings and the cost associated with the physical printing and mailing of materials, shareholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of Shares held by a broker or custodian, may request a printed set of proxy materials. Instructions on how to request a printed set of the proxy materials are provided in the section entitled “Proxy and Voting Procedures.”

Where to Obtain More Information

The Company makes available free of charge on its website, www.cnlstrategiccapital.com, its Annual Report as soon as reasonably practicable after the Company electronically files the Annual Report with the SEC. A copy of the Annual Report will be furnished to shareholders, without exhibits, at no charge, upon written request to the Company at its principal executive offices: CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, Attention: Tracey B. Bracco, Corporate Secretary. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to the Annual Report.

DIRECTORS, CORPORATE GOVERNANCE AND EXECUTIVE OFFICERS

Information about the Board, Director Nominee and Executive Officers

Our business and affairs are managed under the direction of our Board, as provided by the Company’s Fifth Amended and Restated Limited Liability Company Operating Agreement (the “LLC Agreement”), and Delaware law. Our Board is responsible for the direction and control of our affairs. The Board consists of five directors and has established an audit committee (the “Audit Committee”) comprised of independent directors and may establish additional committees from time to time as necessary. Pursuant to the LLC Agreement, the number of directors on the Board may not be fewer than the minimum number required by applicable Delaware law. A majority of the Board is comprised of “independent” directors as defined in the LLC Agreement. A copy of the LLC Agreement is posted on our website at www.cnlstrategiccapital.com.

The Board is divided into three classes of directors serving staggered terms of three years each, with a term of office of one of the three classes of directors expiring at each annual meeting of shareholders. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. At each annual meeting of the Company’s shareholders, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. The Company believes that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of the Company’s management and policies.

In considering nominations for its directors, the Board utilizes a diverse group of experiences, characteristics, attributes and skills that the Board believes enables a director to make a significant contribution to the Board, the Company and its shareholders. These experiences, characteristics, attributes and skills, which are more fully described below, include, but are not limited to, management experience, independence, financial expertise and experience serving as a director of other entities. The Board may also consider such other experiences, characteristics, attributes and skills as it deems appropriate, given the then-current needs of the Board and the Company. Although the Board does not have any formal policy regarding the amount of diversity needed on the Board, diversity is one of the factors considered by the Board in assessing the composition of the Board.

The terms of the Company’s Class III directors, Messrs. Arthur E. Levine and Robert J. Woody, expire this year, and they have been nominated by the Board to serve for another term. Accordingly, Messrs. Levine and Woody are standing for re-election as the Company’s Class III nominees at the Annual Meeting and shareholders are being asked to re-elect Messrs. Levine and Woody each for an additional three-year term to serve until the 2024 annual meeting of shareholders. Certain information with respect to Messrs. Levine and Woody, as well as each of the other directors, is set forth below, including their names, ages, a brief description of their recent business experience, present occupations and employment, certain directorships that each person holds, and the year in which each person became a director of the Company.

Interested Directors

James M. Seneff, Jr. Director since 2018 Chairman of the Board since 2018

Mr. Seneff, Chairman of the Board. Mr. Seneff served as Chairman of the board of directors, from May 2011 to June 2016 and from January 2018 to present, and as a director since inception in June 2010 to June 2016, and from January 2018 to present of CNL Healthcare Properties, Inc., a public, non-traded real estate income trust (“REIT”). Mr. Seneff has served as the Chairman of its advisor, CNL Healthcare Corp., since its inception in June 2010. Mr. Seneff has served as Chairman of the board of directors and a director of CNL Lifestyle Properties, Inc., a public, non-traded REIT (2003 to 2017), a director of the managing member of its initial advisor, CNL Lifestyle Company, LLC (2003 to December 2010), and a director of its successor advisor, CNL Lifestyle Advisor Corporation (December 2010 to 2017). He served as Chairman of the board of directors and a director of CNL Growth Properties, Inc., a public, non-traded REIT, from August 2009 and December 2008, respectively, until 2016 and served as a manager of its advisor, CNL Global Growth Advisors, LLC, from 2008 to 2017. Mr. Seneff also served as Chairman of the board of directors and a director of Global Income Trust, Inc., another public, non-traded REIT, from April 2009 until its dissolution in December 2015, and served as manager of its advisor until December 2016. Mr. Seneff is the sole member of CNL Holdings, LLC (“CNL Holdings”), and has served as the Chairman, Chief Executive Officer and/or President of several of CNL Holdings’ subsidiaries, including Chief Executive Officer and President (2008 to 2013) of CNL Financial Group, LLC (“CFG”), and as Executive Chairman (January 2011 to present), Chairman (1988 to January 2011), Chief Executive Officer (1995 to January 2011) and President (1980 to 1995) of CNL Financial Group, Inc. (“CNL Financial Group”), a diversified real estate company. Mr. Seneff serves or has served on the board of directors of the following CNL Holdings’ affiliates: CNL Hotels & Resorts, Inc., a public, non-traded REIT (1996 to April 2007), and its advisor, CNL Hospitality Corp. (1997 to June 2006 (became self-advised)); CNL Retirement Properties, Inc., a public, non-traded REIT, and its advisor, CNL Retirement Corp. (1997 to October 2006); CNL Restaurant Properties, Inc., a public, non-traded REIT, and its advisor (1994 to 2005 (became self-advised)); Trustreet Properties, Inc., a publicly traded REIT (2005 to February 2007); National Retail Properties, Inc., a publicly traded REIT (1994 to 2005); CNL Securities Corp., a FINRA-registered broker-dealer and the Managing Dealer of this offering (1979 to 2013); and CNL Capital Markets, Corp. (1990 to 2017). Mr. Seneff was also the Chairman and a principal stockholder of CNLBancshares, Inc. (1999 to 2015), which owned CNLBank until it merged into Valley National Bank in 2015. Mr. Seneff received his B.A. in business administration from Florida State University.

Mr. Seneff was selected as one of our directors because of his particular knowledge and experience in capital raising, particularly with regard to equity offerings and debt transactions, which strengthens the Board’s collective knowledge, capabilities and experience. In addition, we believe that Mr. Seneff’s experience is valuable to the Board in its oversight of regulatory and compliance requirements as well as its exercise of fiduciary duties to us and our shareholders. Mr. Seneff is principally responsible for overseeing the formulation of our strategic objectives.

Arthur E. Levine Director since 2016

Mr. Levine, Director. Mr. Levine serves as a director on the Board. Mr. Levine currently serves as the Co-Chairperson of the Executive and Investment Committees of LLCP, which he co-founded in 1984.  Mr. Levine has been making acquisitions in middle-market businesses for more than 37 years.  In addition to planning the strategic direction of LLCP, his activities include primary responsibility for the investment activities of LLCP and institutional fund raising. Mr. Levine is a graduate of the Columbia University School of Law (where he was a Harlan Fiske Stone Scholar) and received his MBA from the Anderson School at UCLA.  Mr. Levine has been married to Ms. Leichtman, a Senior Executive at LLCP, since 1979.

Mr. Levine was selected as one of our directors because of his substantial experience acquiring and managing businesses through his 37 years of experience guiding the investment activities of LLCP. He also has significant knowledge of, and relationships within the private equity sector and middle-market companies throughout the United States. Mr. Levine’s experience in this regard provides value to the Board in its assessment and management of risk.

Independent Directors

Robert J. Woody Director since 2017 Audit Committee Member

Robert J. Woody, Independent Director. Mr. Woody serves as an independent director on the Board. Mr. Woody has also served as an independent director of CNL Lifestyle Properties, a public, non-traded REIT, from 2004 to 2017. He served as an independent director of CNL Healthcare Properties, Inc., a public, non-traded REIT, from October 2010 until April 2012. He serves as Managing Partner of Elgin Partners, LLC, the general partner of a private equity limited partnership in Washington, D.C. (November 2008 to present). He serves as Lead Independent Director of U.S. Energy Development Corporation (2018 to present). He also serves as Independent Director and Chairman of the Governance Committee of Atlanta Life Insurance Co. (2020 to present). He served as deputy chairman and general counsel for Northstar Financial Services Ltd. (2005 through 2008) and as chief executive officer of Northstar Consulting Group, Inc. (2004 through 2005). Mr. Woody was the executive vice president and general counsel for Northstar Companies, Inc., an international wealth management firm, from 2002 until 2004. Before joining Northstar Companies, Inc., Mr. Woody was a partner at the law firm of Shook, Hardy & Bacon, L.L.P. (1997 to 2002). Mr. Woody received a B.A. and a J.D. from the University of Kansas and undertook graduate legal study in international law at the University of Exeter, England.

Mr. Woody was selected as one of our three independent directors because of his knowledge of business management and government relations, and his prior board experience.

Mark D. Linsz Director since 2017 Chairman of the Audit Committee since 2017

Mark D. Linsz, Independent Director. Mr. Linsz serves as an independent director on the Board. Mr. Linsz currently serves as co-founder and senior managing partner of My Next Season, an organization designed to help companies and individuals with career transitions. Mr. Linsz served as an independent trustee for Corporate Capital Trust II. Mr. Linsz also held a series of senior financial positions at Bank of America from 1998 to 2014, most recently serving as CFO Risk Executive from 2013 to 2014 and Corporate Treasurer from 2009 to 2013. Previously, Mr. Linsz served as Bank of America’s Global Markets Risk Executive from 2007 to 2009 and as Chief Risk Officer for Europe, the Middle East, Africa and Asia from 2005 to 2008. Prior to 2005, Mr. Linsz also served as Bank of America’s Capital Markets Risk Executive and Head of Compliance for the Global Corporate and Investment Bank. Mr. Linsz began his career with Chicago Research and Trading Group (CRT) in 1987. Prior to being purchased by NationsBank, he was the head of Market Risk for CRT and continued these responsibilities at NationsBanc-CRT until 1998. Mr. Linsz previously served on the board of directors of the Deposit Trust and Clearing Corporation from 2013 to 2014 and on the board of directors of BlackRock Corporation from 2009 to 2011. Mr. Linsz received a B.A. from National Louis University.

Mr. Linsz was selected as one of our three independent directors because of his prior board experience and financial expertise.

Benjamin A. Posen Director since 2017 Audit Committee Member

Benjamin A. Posen, Independent Director. Mr. Posen serves as an independent director on the Board. Mr. Posen co-founded Lindbrook Capital LLC, and is responsible for all investment-related activities, including asset allocation and investment research and selection. Prior to Lindbrook, Mr. Posen spent 15 years at Oppenheimer & Co., where he co-formed the Posen/Dritz group and successfully built a team to manager assets for wealthy individuals, foundations and endowments. Mr. Posen started his career in 1993 with Paine Webber. Mr. Posen has been recognized as a partner on one of “America’s Top 100 Advisor Teams” by Barron’s Magazine, and received a B.A. from the University of Minnesota.

Mr. Posen was selected as one of our three independent directors because of his industry experience and because of his investment experience and expertise.

The following table sets forth certain information regarding the independent directors, the independent director nominee, the interested director, and the interested director nominee, as well as the executive officers of the Company. Unless otherwise noted, the address for each director is c/o CNL Strategic Capital, LLC, CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801:

Name and Age of Director	Position(s) held with Company	Term of Office- Length of Time Served	Principal Occupation Past Five Years	Other Directorships held by Director During Past Five Years
Interested Director Nominee
James M. Seneff, Jr., 74	Director (Class II) and Chairman of the Board	January, 2018 to Present	Executive Chairman, CNL Financial Group	CNL Healthcare Properties, Inc. (Director) CNL Lifestyle Properties, Inc. (Director)

Interested Director
Arthur E. Levine, 69	Director (Class III)	August, 2016 to Present	Co-Chairman of the Executive Committee of LLCP	None

Independent Director
Robert J. Woody, 77	Director (Class III)	June, 2017 to Present	Managing General Partner, Elgin Energy Partners, LLC	CNL Lifestyle Properties, Inc. (Independent Director); U.S. Energy Development Corp. (Lead Independent Director); Atlanta Life Insurance Co. (Independent Director, Chairman of the Governance Committee)

Independent Director
Mark D. Linsz, 56	Director (Class II)	June, 2017 to Present	Co-Founder and Senior Managing Partner, My Next Season	Corporate Capital Trust II (Independent Trustee)

Independent Director Nominee
Benjamin A. Posen, 53	Director (Class I)	June, 2017 to Present	Co-Founder and Partner, Lindbrook Capital, LLC	None

The Company’s Executive Officers

The following persons serve as the Company’s executive officers in the following capacities. Unless otherwise noted, the address for each executive officer is c/o CNL Strategic Capital, LLC, CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida 32801:

Name and Age of Officer	Position(s) held with Company	Term of Office- Length of Time Served	Principal Occupation Past Five Years	Other Directorships held by Officer
Chirag J. Bhavsar, 52	CEO	December, 2017 to Present	Executive officer roles for CNL Financial Group and its affiliates	Chairman of the Board of Currency Exchange International Corp. Director of Cogent Bank f/k/a Pinnacle Bank

Tammy J. Tipton, 60	CFO	August, 2016 to Present	CFO CNL Financial Group	None

Brett A. Schlemovitz, 43	COO	June, 2017 to Present	Managing Director Business Development of CNL Financial Group;	None

Chirag J. Bhavsar is our Chief Executive Officer. Mr. Bhavsar also currently serves as Co-Chief Executive Officer and Co-President of CNL Financial Group. Mr. Bhavsar served as Chief Operating Officer from January 1, 2017 to April 9, 2018, Chief Financial Officer from January 1, 2017 to May 1, 2018, and as Chief Executive Officer and Chairman of the board of trustees from December 8, 2017 to April 9, 2018 of Corporate Capital Trust II, a business development company. In addition, Mr. Bhavsar served as Chief Operating Officer and Chief Financial Officer for Corporate Capital Trust, Inc., a business development company, from January 1, 2017 until November 14, 2017. Mr. Bhavsar has spent most of the past 15 years of his career with entities affiliated with CNL Financial Group. Mr. Bhavsar has served in the roles of Executive Vice President, Chief Operating Officer, and Chief Financial Officer for Valley National Bank’s Florida Division, from 2015 to 2016, and as the Executive Vice President and Chief Financial Officer of its predecessor, CNLBancshares, Inc., from 2002 to 2015. Mr. Bhavsar is Chairman of the Board of Currency Exchange International Corp., which is a publicly traded company on the Toronto Stock Exchange. Mr. Bhavsar also currently serves as Director and President of Cogent Bank f/k/a Pinnacle Bank, which is a community bank based in Central Florida. Mr. Bhavsar received his Bachelor of Science in Accounting from the University of Florida in 1990, and received a Master of Science in Accounting from the University of Florida in 1991. Mr. Bhavsar also graduated from University of Virginia’s Banking School in 1993. He is a certified public accountant.

Tammy J. Tipton serves as our Chief Financial Officer. Ms. Tipton also currently serves as Chief Financial Officer, Senior Vice President and Treasurer of CNL Healthcare Corp. the advisor to CNL Healthcare Properties, Inc., a public, non-traded REIT. Ms. Tipton also has served as Chief Financial Officer, Senior Vice President and Treasurer of CHP II Advisors, LLC, since its inception on July 9, 2015, the advisor to CNL Healthcare Properties II, Inc., another public, non-traded REIT. Ms. Tipton served as the Chief Financial Officer and Treasurer of CNL Lifestyle Properties, Inc., another public non-traded REIT from May 2015 to December 2017, and served as Chief Financial Officer from March 2014 to December 2017, and as Senior Vice President from May 2015 to December 2017 of its advisor. She also served as Chief Financial Officer and Treasurer of CNL Growth Properties, Inc., another public, non-traded REIT, from September 2014 to October 2017. She served as Chief Financial Officer and Treasurer of Global Income Trust, Inc., another public, non-traded REIT, from September 2014 until its dissolution in December 2015. She serves as Chief Financial Officer and Senior Vice President of CNL Financial Group where she oversees the strategic finance, accounting, reporting, budgeting, payroll and purchasing functions for CFG and its affiliates. Ms. Tipton also holds various other offices with other CFG affiliates. Ms. Tipton has served in various other financial roles since joining CNL Financial Group in 1987. These roles have included regulatory reporting for 20 public entities and the accounting, reporting and servicing for approximately 30 public and private real estate programs. Ms. Tipton earned a B. S. in accounting from the University of Central Florida. She is also a certified public accountant.

Brett A. Schlemovitz serves as our Chief Operating Officer and also serves on the Investment Committee of the Manager. Mr. Schlemovitz currently serves as a Managing Director of CNL Financial Group. Mr. Schlemovitz joined CNL Financial Group in June of 2015 and is responsible for the overall management of investments. From 2007 to 2015, Mr. Schlemovitz served as executive director of financial institutions investment banking for J.P Morgan. In his role, Mr. Schlemovitz was primarily responsible for merger and acquisition advisory, and equity and debt capital raising for his client base. Mr. Schlemovitz has also served as an investment banker for Merrill Lynch and Keefe, Bruyette & Woods and he has also served as an investment analyst at Lord Abbett. Mr. Schlemovitz received his B.A. in Finance and Decision Information Analysis from Emory University.

Director Compensation

Each independent director is entitled to receive a $25,000 annual fee for services as well as $2,000 per board of directors meeting attended, whether they participate by telephone or in person. Each director serving on the Audit Committee will receive $2,000 per Audit Committee meeting attended, whether they participate by telephone or in person. The chairman of our Audit Committee will receive an annual retainer of $10,000. Independent directors will also receive $2,000 per day for their participation in all meetings and other Company-related business outside of normally scheduled board of directors’ meetings. In addition to the annual fee and fee for meeting attendance, as applicable, we will reimburse our independent directors for any reasonable out-of-pocket expenses incurred for its service as a director. No additional compensation will be paid for attending our annual meeting.

The table below sets forth the compensation received by each director from the Company for the fiscal year ended December 31, 2020:

Name of Director	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Interested Directors:
James M. Seneff, Jr.	—	—	—	—	—	—	—
Arthur E. Levine	—	—	—	—	—	—	—
Independent Directors:
Mark D. Linsz	$77,000	—	—	—	—	—	$77,000
Benjamin A. Posen	65,000	—	—	—	—	—	65,000
Robert J. Woody	67,000	—	—	—	—	—	67,000

Risk Oversight and Board Structure

Board Leadership Structure

Our business and affairs are managed under the direction of the Board. Among other things, the Board sets broad policies for us and approves the appointment of the Manager, the Sub-Manager, CNL Strategic Capital Management, LLC as the administrator (the “Administrator”), Levine Leichtman Strategic Capital, LLC as the sub-administrator (the “Sub-Administrator”) and our executive officers. The role of the Board, and of any individual director, is one of oversight and not of management of our day-to-day affairs.

The Board understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the appropriate leadership structure may vary as circumstances warrant. Under the LLC Agreement, the Board may designate one of our directors as chair to preside over meetings of the Board and meetings of shareholders, and to perform such other duties as may be assigned to him or her by the Board. Presently, Mr. Seneff serves as Chairman of the Board and is an “interested person” by virtue of his professional association with CNL Financial Group. We believe that it is in the best interests of our shareholders for Mr. Seneff to serve as Chairman of the Board because of his significant experience in matters of relevance to our business. We believe that the Board’s leadership structure is in the best interests of us and our shareholders. We also believe that this leadership structure creates a firm link between management and the Board and provides unified leadership for carrying out our strategic initiatives and business plans. The Board has determined that the composition of our majority independent director board is an appropriate means to address any potential conflicts of interest that may arise from the chair’s status as an interested person of the company.

All of the independent directors play an active role on the Board. The independent directors compose a majority of the Board and will be closely involved in all material deliberations related to us. The Board believes that, with these practices, each independent director has an equal involvement in the actions and oversight role of the Board and equal accountability to us and our shareholders. Our independent directors are expected to meet separately as part of certain regular meetings of the board of directors. Our independent directors may hold meetings at the request of any independent director.

Board Role in Risk Oversight

The Board plays an important role in the risk oversight of the Company. Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Risk management is a broad concept comprising many disparate elements (for example, investment risk, issuer and counterparty risk, compliance risk, operational risk, and business continuity risk). Our executive officers and the Manager and the Sub-Manager are responsible for the day-to-day management of the risks the company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In this capacity, the Board (or a committee thereof) performs many tasks, including but not limited to, receiving regular periodic reports from our internal and external auditors and the Manager and the Sub-Manager (with respect to our business), approving acquisitions and dispositions and new borrowings as well as periodically reviewing and discussing with our management the risks the company faces. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed by our executive officers and the Manager and the Sub-Manager are adequate and functioning as designed.

Our Audit Committee is specifically responsible, in consultation with management, our independent auditors and our internal auditor, for the integrity of the Company’s financial reporting processes and controls and valuation process. In executing this responsibility, our Audit Committee discusses policies with respect to risk assessment and risk management, including significant financial risk exposures and the steps management has taken to monitor, control and report on such exposures. As part of this process, our Audit Committee oversees the planning and conduct of an annual risk assessment that is designed to identify and analyze risks to implementing and executing our business strategy. The results of the risk assessment are then discussed with management and used to develop our annual internal audit plan.

The Board believes that this role in risk oversight is appropriate. We believe that we have robust internal processes in place and a strong internal control environment to identify and manage risks. However, not all risks that may affect us can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are beyond the control of us, the Manager, the Sub-Manager and our other service providers.

The Board met four times for regular quarterly meetings during 2020. Each of the directors attended all meetings of the Board held during 2020. The Company does not have a formal policy regarding director attendance at an annual meeting of Shareholders.

Committees of the Board

The Board may delegate many of its powers to one or more committees. The Company currently has one standing committee, the Audit Committee, which is comprised entirely of our three independent directors.

Audit Committee. The Company’s Audit Committee consists of all of its independent directors, each of whom meets the independence standards established by the SEC for audit committees. Mark D. Linsz serves as chairman of the Audit Committee. The Board has determined that Mr. Linsz is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee operates pursuant to a written charter and meets periodically as necessary. A copy of the Audit Committee’s charter is available on the Company’s website: www.cnlstrategiccapital.com. The Audit Committee is responsible for selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with the Company’s independent accountants, approving professional services provided by the Company’s independent accountants (including compensation therefor), reviewing the independence of the Company’s independent accountants and reviewing the adequacy of the Company’s internal controls over financial reporting. The Audit Committee held 16 meetings during 2020. Each committee member attended all meetings of the Audit Committee with the exception of Mr. Posen who missed one meeting.

Other Board Committees. Currently, the Company does not have a nominating committee or a compensation committee. The Board is of the view that it is not necessary to have a nominating committee at this time because the Board is composed of only five members, a majority of whom are “independent” (as defined under the LLC Agreement). The Board does not have a compensation committee because the Company is externally managed and does not have any employees. We do not separately compensate our executive officers for their services as officers. However, the compensation payable to the Manager and the Sub-Manager pursuant to a management agreement (the “Management Agreement”) and a sub-management agreement (the “Sub-Management Agreement”), respectively, have been separately approved by the Board.

Communications Between Shareholders and the Board

The Board welcomes communications from the Company’s shareholders. Shareholders may send communications to the Board or to any particular director to the following address: CNL Strategic Capital, LLC, CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida, 32801, Attention: Tracey B. Bracco, Corporate Secretary. Shareholders should indicate clearly the director or directors to whom the communication is being sent so that each communication may be forwarded directly to the appropriate director(s).

Committee Charters and Other Corporate Governance Documents

The Board has adopted corporate governance policies and procedures that the Board believes are in the best interest of the Company and its shareholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, more particularly:

●	A majority of the Board and all of the members of the Audit Committee are independent.

●	The Board has adopted a charter for the Audit Committee; and one member of the Audit Committee is an “audit committee financial expert” as defined in the SEC rules.

●	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

●	The Company has adopted a Code of Business Conduct that applies to all directors, officers and employees of the Company and the subsidiaries thereof, as well as all directors, officers and employees of the Manager and the Sub-Manager. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities. Other than as discussed above, we do not have a policy regarding the ability of our employees or directors to hedge our equity securities, including with respect to the types of transactions identified in Item 407(i)(1) of Regulation S-K.

●	The Company has adopted a Whistleblower Policy that applies to all directors, managers, officers and employees of the Company and its subsidiaries and the Manager and certain individuals from other entities affiliated with the Manager who provide substantial management, administrative or other services to or for the benefit of the Company, and establishes procedures for the confidential, anonymous submission by such persons regarding improper accounting, internal controls, and auditing matters as violations of laws and other important Company policies.

The Audit Committee charter, the Whistleblower Policy and the Code of Business Conduct are available in the Corporate Governance section of the Investor Resources page of our website, www.cnlstrategiccapital.com, and will be sent to any shareholder who requests them from CNL Strategic Capital, LLC, CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida, 32801, Attention: Tracey B. Bracco, Corporate Secretary, (866) 650-0650.

Compensation Discussion and Analysis

The Company is managed by the Manager pursuant to the Management Agreement. All of our executive officers are employees of the Manager or one or more of its affiliates. The Manager also provides administrative services to the Company under an administrative services agreement (the “Administrative Services Agreement”). In connection with its services, the Manager has agreed to provide the Company with personnel to serve as the Company’s appointed officers. The Company’s appointed executive officers (who, while associated with the Manager, serve on behalf of the Company) consist of the Company’s chief executive officer, chief financial officer, and chief operating officer.

We have not paid, and do not intend to pay, any cash compensation to our executive officers and we do not currently intend to adopt any policies with respect thereto. We do not have agreements with any of our executive officers or any employees of the Manager or its affiliates with respect to their compensation. Pursuant to the Management Agreement, we pay the base management fee to the Manager, not to provide compensation to our executive officers, but to compensate the Manager for the services it provides for the day-to-day management of us (50% of which is paid to the Sub-Manager under the Sub-Management Agreement). No specific portion of the management fee is designated for use by the Manager as compensation to its employees who are our executive officers, and we are not required to, and do not, separately reimburse the Manager for compensation paid by the Manager to our executive officers. Rather, the Manager will determine the levels of base salary and cash incentive compensation that may be earned by our executive officers for services performed for the Manager, based on the time required for the performance of the duties of the Manager under the Management Agreement and such other factors as the Manager may determine are appropriate. The Manager will also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs for their services performed for the Manager. The Manager may choose to allocate any shares it acquires from the company to one or more employees of the Manager or its affiliates from time to time and in its sole discretion. We do not play any role in the Manager’s determination of how it compensates our executive officers as we are not entitled to review or approve compensation decisions made by the Manager under the terms of the Management Agreement or otherwise.

Accordingly, the Company does not have a compensation committee of the Board. The Audit Committee performs, to the extent that may be required, any duties typically delegated to a compensation committee of a board of directors. The Audit Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

                The following table shows certain information as of the Record Date, with respect to the beneficial ownership of the Shares by (i) each director and nominee, (ii) each executive officer, and (iii) all of the Company’s directors and executive officers as a group. As of the Record Date there were approximately 11,287,416 total Shares outstanding consisting of 4,576,537 Class FA shares, 1,770,386 Class S shares, 1,127,315 Class A shares, 755,972 Class T shares, 513,597 Class D shares and 2,543,609 Class I shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no shares subject to options that are currently exercisable or exercisable within 60 days of the offering. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

Unless otherwise indicated, to the Company’s knowledge, all persons named in the table below have sole voting power and sole investment power with respect to the Shares indicated as beneficially owned. In addition, unless otherwise indicated, the address for each person named below is c/o CNL Strategic Capital, LLC, CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida, 32801.

Name and Address(1)	Number of Shares Beneficially Owned		Percentage of all Shares(2)
James M. Seneff, Jr.	440,697	(3)(4)	3.90%
Arthur E. Levine	100,000	(5)	*
Mark D. Linsz	2,243	(4)	*
Benjamin A. Posen	2,000	(4)	*
Robert J. Woody	4,540	(4)	*
Chirag J. Bhavsar	19,079	(4)	*
Tammy J. Tipton	2,756	(4)	*
Brett A. Schlemovitz	10,301	(4)	*
All officers and directors as a group (8 persons)	581,616	(4)	5.15%

*	Represents beneficial ownership of less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o CNL Strategic Capital, LLC, 450 South Orange Avenue, Suite 1400, Orlando, FL 32801-3336.

(2)	Based on a total of 11,287,416 Shares outstanding as of April 1, 2021.

(3)	Represents 580,693 Class FA shares held of record by the Manager, CNL Strategic Capital Management, LLC, an indirect subsidiary of CNL Financial Group, LLC, which is indirectly wholly owned by Mr. Seneff. Also represents 380,000 Class FA shares held of record by CNL Strategic Capital Investment, LLC, which is indirectly controlled by Mr. Seneff.

(4)	Represents common shares purchased in our private offerings.

(5)	Represents 100,000 Class FA shares held of record by the Leichtman-Levine Living Trust, an affiliate of the Sub-Manager, of which Mr. Levine is an indirect beneficial owner.

CONFLICTS OF INTEREST AND CERTAIN RELATIONSHIPS
AND RELATED PARTY TRANSACTIONS

Policies Regarding Transactions with Certain Affiliates

Item 404 of the SEC’s Regulation S-K requires disclosure by the Company of any transaction between the Company and any related persons the amount of which exceeds the lesser of $120,000 and 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of the Company’s voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

In order to reduce or eliminate certain potential conflicts of interest, the LLC Agreement contains restrictions and/or the Board has adopted written procedures, relating to (i) transactions between the Company and the Manager, the Sub-Manager or their respective affiliates and (ii) allocation of properties and loans among certain affiliated entities.

The Board, including a majority of our independent directors will evaluate at least annually whether the compensation that we contract to pay to the Manager and the Sub-Manager, and their respective affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the LLC Agreement. The Board, including a majority of our independent directors, supervises the performance of the Manager and the Sub-Manager and their respective affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. On November 10, 2020, the Board, including a majority of our independent directors, approved the renewal of the Management Agreement, the Administrative Services Agreement, a sub-administration agreement (the “Sub-Administration Agreement”) and the Sub-Management Agreement, respectively, for an additional one-year term through February 7, 2022, subject to earlier termination in accordance with its terms.

Conflicts of Interest

The Manager, the Sub-Manager and certain of their affiliates will have certain conflicts of interest in connection with the management of our business affairs including the following:

●	Our executive officers and certain members of the Board serve as director and/or officers of various entities affiliated with the Manager and the Sub-Manager, as applicable.

●	The Manager, the Sub-Manager, the Administrator, the Sub-Administrator and their respective affiliates provide services to us. The Administrator and the Sub-Administrator oversee the performance of other administrative and professional services provided to us by others, including by their respective affiliates.

●	Regardless of the quality of our assets, the services provided to us or whether we pay distributions to our shareholders, the Manager and the Sub-Manager receive certain fees and expense reimbursements in connection with its services to us as the Manager and the Sub-Manager, respectively. Additionally, we may pay third parties directly or reimburse the costs or expenses of third parties paid by the Administrator and the Sub-Administrator for providing us with certain administrative services

●	The agreements between us and the Manager, the Sub-Manager or their affiliates are not arm’s length agreements. In addition, as a result of the fact that we have some common management, including on the Board, with the Manager and the Sub-Manager, the Board may encounter conflicts of interest in enforcing our rights against the Manager, the Sub-Manager and their respective affiliates in the event of a default by, or disagreement with, any of the Manager, the Sub-Manager and their respective affiliates or in invoking powers, rights or options pursuant to any agreement between any of them and us.

●	The Board is responsible for determining the net asset value of our assets (with the assistance from the Manager, the Sub-Manager and an independent valuation firm engaged by the Board to assist with the valuation of our businesses) and, because the base management fee is payable monthly for a certain month is calculated based on the average value of our gross assets at the end of that month and the immediately preceding calendar month, a higher net asset value would result in a higher base management fee to the Manager and the Sub-Manager. We value our assets monthly at fair value as determined in good faith by the Board based on input from the Manager, the Sub-Manager and the independent valuation firm. The determination of the average value of our gross assets reflects changes in the fair market value of our businesses.

●	The Manager does not currently manage other clients; however, the Manager is not prohibited from doing so and the Manager may determine it is appropriate for us and one or more other clients managed in the future by the Manager or any of its affiliates to participate in an opportunity together. These co-opportunities may give rise to conflicts of interest or perceived conflicts of interest among us and the other clients. The Manager will consider whether the transaction complies with the terms of the LLC Agreement or the partnership or limited liability company agreement of such other programs.

●	The Sub-Manager and its affiliates currently manage various other clients and accounts. The Sub-Manager and its affiliates may (i) give advice and take action with respect to any of its other clients that may differ from advice given or the timing or nature of action taken with respect to us, so long as it is consistent with the provisions of the Sub-Manager’s allocation policy and its obligations under the Sub-Management Agreement, and (ii) subject to an exclusivity agreement between the Manager and the Sub-Manager and its obligations thereunder, engage in activities that overlap with or compete with those in which the company and its subsidiaries, directly or indirectly, may engage. The company, on its own behalf and on behalf of its subsidiaries, has renounced any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for another client of the Sub-Manager or its affiliates to the extent such opportunity has been determined in good faith by the Sub-Manager not to be allocated to the company, all in accordance with the company’s and the Sub-Manager’s allocation policy. Certain of our officers and directors have made, and may from time to time in the future make, passive investments in private funds or other investment vehicles sponsored and/or managed by the Sub-Manager or one of its affiliates.

●	Subject to the Company’s investment policy and its obligations under the Sub-Management Agreement, the Sub-Manager shall not have any obligation to recommend for purchase or sale any securities or loans which its principals, affiliates or employees may purchase or sell for its or their own accounts or for any other client or account if, in the opinion of the Sub-Manager, such transaction or investment appears unsuitable, impractical or undesirable for the Manager (on behalf of the Company).

●	The Manager and the Sub-Manager will experience conflicts of interest in connection with the management of our business affairs relating to the allocation of business opportunities by the Manager, the Sub-Manager and their respective affiliates to us and other clients. The Sub-Manager or its affiliates currently manage other clients that have a similar business strategy as us. The Sub-Manager will determine which opportunities it presents to us or another client with a similar business objective. The Sub-Manager may determine that an opportunity is more appropriate for another client managed by the Sub-Manager or any of its affiliates than it is for us and present such opportunity to the other client. In certain cases, the Sub-Manager, subject to approval by the Manager that the opportunity meets our investment objectives and final approval of such opportunity by the Board, may determine it is appropriate for us to participate in an acquisition opportunity alongside one or more other clients managed by the Sub-Manager or any of its affiliates. These co-opportunities may give rise to conflicts of interest or perceived conflicts of interest among us and the other clients. To the extent the Sub-Manager identifies such co-opportunities, the Sub-Manager has developed an allocation policy to ensure that we are treated fairly and equitably. The Sub-Manager and its affiliates will utilize this allocation policy to determine how to allocate opportunities that may be appropriate for us or other of the Sub-Manager’s or its affiliates’ clients. As part of this policy, the Sub-Manager will consider a variety of factors in making allocation decisions, including a client’s stated investment objectives, scope, criteria, guidelines, business strategy and available capital for investment. As a result, the Sub-Manager and its affiliates may determine, in its discretion, that it is appropriate to allocate opportunities to other clients in whole or in part as co-opportunities. The Sub-Manager will also consider whether the transaction complies with the terms of the LLC Agreement or the partnership or limited liability company agreement of such other programs and our investment policy. The Board has adopted its own allocation policy, which incorporates the Sub-Manager’s allocation policy by reference. If we invest in a general partnership or joint venture with affiliates, management fees payable in connection with such an investment will be proportional to our respective interest in the investment or the value of services provided, as applicable. The independent directors of the Board will be responsible for oversight of the allocation process.

●	Consistent with our allocation policy, in the event that a co-investment opportunity that the Manager has approved for potential participation does not close and the Sub-Manager and its affiliates accumulate broken deal costs in connection with the co-investment opportunity, the Sub-Manager and its affiliates will be required to allocate such broken deal costs among us and the other participating accounts. Broken deal costs will generally be allocated to us by the Sub-Manager pro rata based on our allocation in a proposed co-investment opportunity if our allocation in such co-investment opportunity has been determined; however, in the event that we expect to participate in a co-investment opportunity with Levine Leichtman Capital Partners VI, L.P. (“LLCP VI”), LLCP Lower Middle Market Fund, L.P. (“LMM Fund”), or LLCP Lower Middle Market Fund III, L.P. (“LMM III Fund”) which accumulates broken deal costs and our allocation in such co-investment opportunity has not yet been determined, we will be allocated 5% of the broken deal costs with respect to a co-investment with LLCP VI, 12.5% of the broken deal costs with respect to a co-investment with LMM Fund, or 10% of the broken deal costs with respect to a co-investment with LMM III Fund, subject to annual review by the Sub-Manager. We may similarly act as a dedicated co-investor for other Private Acquisition Funds advised by affiliates of the Sub-Manager that are formed in the future, with our allocation percentage being determined at or prior to the time we begin pursuing co-investment opportunities with such vehicles and subject to annual review by the Sub-Manager. Additionally, on a quarterly basis, the Sub-Manager will identify third party broken deal costs for opportunities that were not presented to the Manager for prior approval but which are determined in the Sub-Manager’s reasonable judgment and in a manner consistent with the Sub-Manager’s fiduciary obligations to have qualified as a potential investment opportunity for us on a direct or co-investment basis (such opportunity, a “lookback broken deal”). Subject to approval by the Manager, we will reimburse the Sub-Manager for our allocable portion of third party broken deal expenses incurred in connection with a lookback broken deal. In the case of a lookback broken deal identified as an opportunity on a co-investment basis with LLCP VI, LMM Fund, or LMM III Fund, our allocable portion of such third party broken deal expenses will be 5%, 12.5%, or 10%, respectively. Unless our Board approves otherwise, in no event will our portion of the aggregate lookback broken deal expenses exceed $75,000 on a calendar year basis.

●	Our businesses may pay transaction fees to the Sub-Manager for services it provides to them and therefore our shareholders may be indirectly subject to such fees (except that no such transaction fees were charged on our acquisition of the initial businesses). These fees may be paid before we realize any income or gain. The Manager and the Sub-Manager may face conflicts of interest with respect to services performed for our businesses, on the one hand, and opportunities recommended to us, on the other hand. During the years ended December 31, 2020 and 2019, the Sub-Manager earned transaction fees of approximately $0.2 million and $0.1 million, respectively, for services it provided for co-investments.

Certain Relationships with Affiliates

On March 7, 2018, pursuant to a registration statement on Form S-1 (the “Initial Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), we commenced our initial public offering of up to up to $1,000,000,000 of shares of our limited liability company interests (“Primary Offering”), in any combination, of Class A, Class T, Class D and Class I shares on a “best efforts” basis. We are also offering, in any combination, up to $100,000,000 of Class A shares, Class T shares, Class D shares and Class I shares to be issued pursuant to our distribution reinvestment plan (“Reinvestment Plan” and, together with the Primary Offering, the “Public Offering”).

On February 19, 2021, we filed a registration statement on Form S-1 (the “Follow-On Registration Statement”) with the SEC in connection with the proposed offering of shares of our limited liability company interest. As permitted under applicable securities laws, we continue to offer our common shares in Public Offering until the effective date of the Follow-On Registration Statement, upon which the Initial Registration Statement will be deemed terminated.

The following discussion sets forth the agreements that we have entered into with affiliates in connection with the Public Offering. The statements relating to each agreement set forth in this section and elsewhere in this proxy statement are subject to and are qualified in their entirety by reference to all of the provisions of such agreements, which are filed as exhibits with the SEC.

Manager and/or Sub-Manager

The Company pays each of the Manager and the Sub-Manager 50% of the total base management fee for their services under the Management Agreement and the Sub-Management Agreement, subject to any reduction or deferral of any such fees pursuant to the terms of the Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) described below. The Company incurred base management fees of approximately $2.6 million and $1.3 million during the years ended December 31, 2020 and December 31, 2019, respectively.

The Company also pays each of the Manager and the Sub-Manager 50% of the total return incentive fee for their services under the Management Agreement and the Sub-Management Agreement. The Company recorded total return incentive fees of approximately $4.2 million and $0.8 million for the years ended December 31, 2020 and December 31, 2019, respectively. The total return incentive fee is based on the Total Return to Shareholders (as defined below) for each share class in any calendar year, payable annually in arrears. The Company accrues (but does not pay) the total return incentive fee on a quarterly basis, to the extent that it is earned, and performs a final reconciliation and makes required payments at completion of each calendar year. The total return incentive fee may be reduced or deferred by the Manager and the Sub-Manager under the Management Agreement and the Expense Support Agreement described below. For purposes of this calculation, “Total Return to Shareholders” for any calendar quarter is calculated for each share class as the change in the net asset value for such share class plus total distributions for such share class calculated based on the Average Adjusted Capital for such class as of such calendar quarter end. The terms “Total Return to Non-founder Shareholders” and “Total Return to Founder Shareholders” means the Total Return to Shareholders specifically attributable to each particular share class of Non-founder shares (Class A shares, Class T shares, Class D shares and Class I shares) or Founder shares (Class FA shares and Class S shares), as applicable.

The total return incentive fee for each share class is calculated as follows:

●	No total return incentive fee will be payable in any calendar year in which the annual Total Return to Shareholders of a particular share class does not exceed 7% (the “Annual Preferred Return”).

●	As it relates to the Non-founder shares, all of the Total Return to Shareholders with respect to each particular share class of Non-founder shares, if any, that exceeds the annual preferred return, but is less than or equal to 8.75%, or the “Non-founder breakpoint,” in any calendar year, will be payable to the Manager (“Non-founder Catch Up”). The Non-Founder Catch Up is intended to provide an incentive fee of 20% of the Total Return to Non-founder Shareholders of a particular share class once the Total Return to Non-founder Shareholders of a particular class exceeds 8.75% in any calendar year.

●	As it relates to Founder shares, all of the Total Return to Founder Shareholders with respect to each particular share class of Founder shares, if any, that exceeds the annual preferred return, but is less than or equal to 7.777%, or the “founder breakpoint,” in any calendar year, will be payable to the Manager (“Founder Catch Up”). The Founder Catch Up is intended to provide an incentive fee of 10% of the Total Return to Founder Shareholders of a particular share class once the Total Return to Founder Shareholders of a particular share class exceeds 7.777% in any calendar year.

●	For any quarter in which the Total Return to Shareholders of a particular share class exceeds the relevant breakpoint, the total return incentive fee of a particular share class shall equal, for Non-founder shares, 20% of the Total Return to Non-founder Shareholders of a particular class, and for Founder shares, 10% of the Total Return to Founder Shareholders of a particular class, in each case because the annual preferred and relevant catch ups will have been achieved.

●	For purposes of calculating the Total Return to Shareholders, the change in the Company’s net asset value is subject to a High Water Mark. The “High Water Mark” is equal to the highest year-end net asset value, for each share class of the Company since inception, adjusted for any special distributions resulting from the sale of the Company’s assets, provided such adjustment is approved by the Company’s board of directors. If, as of each calendar year end, the Company’s net asset value for the applicable share class is (A) above the High Water Mark, then, for such calendar year, the Total Return to Shareholders calculation will include the increase in the Company’s net asset value for such share class in excess of the High Water Mark, and (B) if the Company’s net asset value for the applicable share class is below the High Water Mark, for such calendar year, (i) any increase in the Company’s per share net asset value will be disregarded in the calculation of Total Return to Shareholders for such share class while (ii) any decrease in the Company’s per share net asset value will be included the calculation of Total Return to Shareholders for such share class. For the year ended December 31, 2018, the High Water Mark was $24.75 for all share classes. For the year ending December 31, 2019, the High Water Marks were $26.65 for Class FA shares, $26.44 for Class A shares, $26.54 for Class T shares, $26.23 for Class D shares, $26.55 for Class I shares and $27.64 for Class S shares. For the year ended December 31, 2020, will be $27.64 for our Class FA shares, $26.91 for our Class A shares, $27.01 for our Class T shares, $26.61 for our Class D shares, $27.15 for our Class I shares and $27.64 for Class S Shares. The High Water Marks that will apply to the Company’s incentive fee calculation for the year ending December 31, 2021, will be $29.97 for our Class FA shares, $28.76 for our Class A shares, $28.67 for our Class T shares, $28.24 for our Class D shares, $29.06 for our Class I shares and $30.08 for our Class S shares.

For purposes of this calculation, “Average Adjusted Capital” for an applicable class is computed on the daily Adjusted Capital for such class for the actual number of days in such applicable quarter. The annual preferred return of 7% and the relevant breakpoints of 8.75% and 7.777%, respectively, are also adjusted for the actual number of days in each calendar year, measured as of each calendar quarter end.

The Company reimburses the Manager and the Sub-Manager and their respective affiliates for certain operating costs and expenses of third parties incurred in connection with their provision of services to the Company, including fees, costs, expenses, liabilities and obligations relating to the Company’s activities, acquisitions, dispositions, financings and business, subject to the terms of the LLC Agreement, the Management Agreement, the Sub-Management Agreement and the Expense Support Agreement. The Company does not reimburse the Manager and Sub-Manager for administrative services performed by the Manager or Sub-Manager for the benefit of the Company.

The Company entered into an Expense Support Agreement with the Manager and the Sub-Manager, which became effective on February 7, 2018, pursuant to which each of the Manager and the Sub-Manager agrees to reduce the payment of base management fees, total return incentive fees and the reimbursements of reimbursable expenses due to the Manager and the Sub-Manager under the Management Agreement and the Sub-Management Agreement, as applicable, to the extent that the Company’s annual regular cash distributions exceed its annual net income (with certain adjustments). The amount of such expense support is equal to the annual (calendar year) excess, if any, of (a) the distributions (as defined in the Expense Support Agreement) declared and paid (net of the Company’s distribution reinvestment plan) to shareholders minus (b) the available operating funds, as defined in the Expense Support Agreement (the “Expense Support”). The Company recorded Expense Support due from the Manager and Sub-Manager of approximately $3.3 million and $1.4 million during the years ended December 31, 2020 and December 31, 2019, respectively. Expense Support is paid by the Manager and Sub-Manager annually in arrears.

The Expense Support amount is borne equally by the Manager and the Sub-Manager and is calculated as of the last business day of the calendar year. Beginning on February 7, 2018 and continuing until the Expense Support Agreement is terminated, the Manager and Sub-Manager shall equally conditionally reduce the payment of fees and reimbursements of reimbursable expenses in an amount equal to the conditional waiver amount (as defined in and subject to limitations described in the Expense Support Agreement). The term of the Expense Support Agreement has the same initial term and renewal terms as the Management Agreement or the Sub-Management Agreement, as applicable, to the Manager or the Sub-Manager.

If, on the last business day of the calendar year, the annual (calendar year) year-to-date available operating funds exceeds the sum of the annual (calendar year) year-to-date distributions paid per share class (the “Excess Operating Funds”), the Company uses such Excess Operating Funds to pay the Manager and the Sub-Manager all or a portion of the outstanding unreimbursed Expense Support amounts for each share class, as applicable, subject to certain conditions (the “Conditional Reimbursements”) as described further in the Expense Support Agreement. The Company’s obligation to make Conditional Reimbursements shall automatically terminate and be of no further effect three years following the date which the Expense Support amount was provided and to which such Conditional Reimbursement relates, as described further in the Expense Support Agreement.

As of December 31, 2020, the amount of Expense Support collected from the Manager and Sub-Manager was approximately $1.8 million. The Company’s obligation to reimburse the Manager and Sub-Manager for Expense Support collected for the year ended December 31, 2019 of $1.4 million and for the period from February 7, 2018 (commencement of operations) to December 31, 2018 of $0.4 million will expire on March 31, 2023 and March 31, 2022, respectively. As of December 31, 2019, management believes that reimbursement payments by the Company to the Manager and Sub-Manager are not probable under the terms of the Expense Support Agreement.

Under the Public Offering and the Company’s private offerings, the Company reimburses the Manager and the Sub-Manager, along with their respective affiliates, for the organization and offering costs (other than selling commissions and placement agent / dealer manager fees) they have incurred on the Company’s behalf only to the extent that such expenses do not exceed (A) 1.0% of the cumulative gross proceeds from the Company’s private offerings, and (B) 1.5% of the cumulative gross proceeds from the Public Offering. The Company incurred an obligation to reimburse the Manager and Sub-Manager for approximately $1.1 million and $0.7 million in organization and offering costs based on actual amounts raised through the Offerings during the years ended December 31, 2020 and 2019, respectively. The Manager and the Sub-Manager have incurred additional organization and offering costs of approximately $4.6 million on behalf of the Company in connection with the Offerings (exceeding the respective limitations) as of December 31, 2020. These costs will be recognized by the Company in future periods as the Company receives future offering proceeds from its Public Offering to the extent such costs are within the 1.5% limitation.

Managing Dealer

Under the Public Offering, the Company pays CNL Securities Corp. (the “Managing Dealer” in connection with the Public Offering and the “Placement Agent” in connection with the private offerings), an affiliate of the Manager, a selling commission up to 6.00% of the sale price for each Class A share and 3.00% of the sale price for each Class T share sold in the Public Offering (excluding sales pursuant to the Company’s distribution reinvestment plan). Under a Class FA private offering of up to $50.0 million of Class FA shares (the “Follow-On Class FA Private Offering”) that the Company conducted pursuant to the applicable exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated under the Securities Act, the Company paid the Placement Agent a selling commission of up to 5.50% of the sale price for each Class FA share sold in the Follow-On Class FA Private Offering. There was no selling commission for the sale of Class FA shares in a private offering of up to $50.0 million of Class FA shares (the “Class FA Private Offering”) that the Company launched in April 2019 and closed in December 2019, which was also conducted pursuant to the applicable exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated under the Securities Act. Under a Class S private offering of up to $50.0 million of Class S shares (the “Class S Private Offering”) that the Company launched in January 2020 and closed December 2020 pursuant to the applicable exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated under the Securities Act, the Company paid the Placement Agent a selling commission of up to 2.0% of the sale price for each Class S share sold in the Class S Private Offering, except as a reduction or sales load waiver that may have applied. The Managing Dealer may reallow all or a portion of the selling commissions to participating broker-dealers.

Under the Public Offering, the Company pays the Managing Dealer a distribution and shareholder servicing fee, subject to certain limits, with respect to its Class T and Class D shares (excluding Class T shares and Class D shares sold through the distribution reinvestment plan and those received as share distributions) in an annual amount equal to 1.00% and 0.50%, respectively, of its current net asset value per share, as disclosed in its periodic or current reports, payable on a monthly basis. The distribution and shareholder servicing fee accrues daily and is paid monthly in arrears. The Managing Dealer may reallow all or a portion of the distribution and shareholder servicing fee to the broker-dealer who sold the Class T or Class D shares or, if applicable, to a servicing broker-dealer of the Class T or Class D shares or a fund supermarket platform featuring Class D shares, so long as the broker-dealer or financial intermediary has entered into a contractual agreement with the Managing Dealer that provides for such reallowance. The distribution and shareholder servicing fee is an ongoing fee that is allocated among all Class T and Class D shares, respectively, and is not paid at the time of purchase. The Manager also provides us with certain administrative services under the Administrative Services Agreement. The Sub-Manager also provides certain other administrative services to us under the “Sub-Administration Agreement with the Manager. We may pay third parties directly or reimburse the costs or expenses of third parties paid by the Administrator and the Sub-Administrator for providing us with certain administrative services.

Payments to Related Parties

Related party fees and expenses incurred for the years ended December 31, 2020 and December 31, 2019 are summarized below:

Related Party	Source Agreement & Description	Year Ended December 31, 2020	Year Ended December 31, 2019
Managing Dealer /Placement Agent	Managing Dealer / Placement Agent Agreements:
	Commissions	$1,918,852	$816,330
	Dealer Manager / Placement Agent Fees	1,256,229	418,270
	Distribution and shareholder servicing fees	165,012	46,400
Manager and Sub-Manager	Management Agreement and Sub-Management Agreement:
	Organization and offering reimbursement(1)(2)	1,142,237	654,803
	Base management fees(1)	2,596,842	1,327,920
	Total return incentive fees(1)	4,150,562	847,863
Manager and Sub-Manager	Expense Support and Conditional Reimbursement Agreement:
	Expense Support	(3,301,473)	(1,372,020)
Manager	Administrative Services Agreement:
	Reimbursement of third-party operating expenses(1)	191,070	164,744
Sub-Manager	Sub-Management Agreement:
	Reimbursement of third-party pursuit costs(1)(3)	154,727	76,052

FOOTNOTE:

(1)	Expenses subject to Expense Support.

(2)	Organization reimbursements are expensed on the Company’s statements of operations as incurred. Offering reimbursements are capitalized on the Company’s statements of assets and liabilities as deferred offering expenses and expensed to the Company’s statements of operations over the lesser of the offering period or 12 months.

(3)	Includes reimbursement of third-party fees incurred for investments that did not close, including out of pocket expenses associated with performing the due diligence reviews.

The following table presents amounts due from (to) related parties as of December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019
Due from related parties:
Expense Support	$3,301,473	$1,372,020
Total due from related parties	3,301,473	1,372,020
Due to related parties:
Organization and offering expenses	(122,779)	(56,888)
Base management fees	(271,983)	(165,338)
Total return incentive fee	(4,150,562)	(847,863)
Reimbursement of third-party operating expenses	(212,793)	(16,677)
Distribution and shareholder servicing fees	(19,814)	(6,690)
Total due to related parties	(4,777,931)	(1,093,456)
Net due (to) from related parties	$(1,476,458)	$278,564

Indemnification

The Management Agreement and the Sub-Management Agreement provide certain indemnification to the Manager and Sub-Manager, and their respective officers managers, partners, members, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Manager or Sub-Manager. The managing dealer agreement provides certain indemnification to the extent permitted by applicable federal and state law (including, but not limited to federal and state securities laws) to the Managing Dealer and each distribution participant, and their respective officers, directors, partners, employees, associated persons, agents and control persons. In addition, the LLC Agreement provides certain indemnifications to its officers, directors, agents, and certain other persons. As of December 31, 2020, management believed that the risk of incurring of any losses for such indemnification was remote.

MANAGER AND ADMINISTRATOR, SUB-MANAGER AND SUB-ADMINISTRATOR, AND
MANAGING DEALER

Set forth below are the names and addresses of the Manager and the Administrator, the Sub-Manager and the Sub-Administrator, and the Managing Dealer/Placement Agent:

MANAGER AND ADMINISTRATOR	SUB-MANAGER AND SUB-ADMINISTRATOR	MANAGING DEALER/PLACEMENT AGENT

CNL Strategic Capital Management, LLC CNL Center at City Commons, Tower I 450 South Orange Avenue Orlando, Florida 32801	Levine Leichtman Strategic Capital, 345 North Maple Drive Suite 300 Beverly Hills, CA 90210	CNL Securities Corp CNL Center at City Commons, Tower I 450 South Orange Avenue Orlando, Florida 32801

PROPOSALS

Overview of Proposals

This Proxy Statement contains two proposals requiring shareholder action:

●	Proposal No. 1 requests the re-election of the Class III directors to the Board.

●	Proposal No. 2 requests the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021.

Each proposal is discussed in more detail below.

Proposal No. 1 – Election of Directors

The Board has nominated directors Arthur E. Levine and Robert J. Woody to be re-elected to serve as the Company’s Class III directors for a three-year term, until the 2024 annual meeting of Shareholders and until their successors are duly elected and qualified. Messrs. Levine and Woody have consented to serving as the nominees, being named in this Proxy Statement, and serving on the Board if re-elected. Messrs. Levine and Woody are not being proposed for election pursuant to any agreement or understanding between them and the Company.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed by shareholders on the proxy cards or, if no direction is given, “FOR” the re-election of the Board’s nominees, Messrs. Levine and Woody. In the event that Mr. Levine and Mr. Woody should become unable to serve because of an event not now anticipated or decline to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote for such other nominees as may be proposed by the Audit Committee of the Company. The Board has no reason to believe that Mr. Levine or Mr. Woody will be unable or unwilling to serve.

Vote Required

Approval of Proposal No.1 requires the affirmative vote of a plurality of the Shares present or represented by proxy and voting at the Annual Meeting and the presence in person or by proxy of the members entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter shall constitute a quorum.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

THE ELECTION OF CLASS II DIRECTORS

ARTHUR E. LEVINE AND ROBERT J. WOODY

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Board and Audit Committee has re-appointed Ernst & Young LLP, 100 N. Tryon Street, Suite 3800, Charlotte, NC 28202, as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2021. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2017.

At the Annual Meeting, the shareholders are being asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021. The Company is not required to have the shareholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, however, the Company is doing so because it believes it is a matter of best corporate practices. In the event of a negative vote on such ratification, the Audit Committee will reconsider the appointment. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in the best interests of the Company and its Shareholders. Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Fees to Auditors

The following table shows the audit fees and non-audit related fees accrued or paid to Ernst & Young LLP for professional services performed for the Company’s fiscal years ended December 31, 2020 and 2019.

Fiscal Year/Period	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)
2020	$277,385	$37,240	$219,967	$—
2019	$175,613	$12,000	$127,841	$—

(1)	“Audit Fees” consists of fees billed for professional services rendered for the audit of our yearend financial statements and quarterly reviews, and services that are normally provided by Ernst & Young LLP in connection with regulatory filings.

(2)	“Audit-Related Fees” are those fees billed to the Company relating to audit services provided by Ernst &Young LLP, including fees for services performed by Ernst & Young LLP that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors, which are not reported under Audit Fees. Such services include consents related to the Company’s registration statement on Form S-1 and assistance with and review of other documents filed with the SEC including documents related to the offerings of shares pursuant to the Company’s private placement and registration statement on Form S-1.

(3)	“Tax Fees” are those fees billed to the Company in connection with tax services performed by Ernst & Young LLP, including tax compliance services and preparation of the Company’s income tax returns.

(4)	“All Other Fees” are those fees billed to the Company in connection with permitted non-audit services performed by Ernst & Young LLP other than the services disclosed above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

The Company maintains an auditor independence policy that, among other things, mandates that the Audit Committee review, negotiate and approve in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permissible non-audit services for the Company, and for permissible non-audit services for the Company’s investment advisers and any affiliates thereof that provide services to the Company, if such non-audit services have a direct impact on the operations or financial reporting of the Company. All of the audit and non-audit services described above for which fees were incurred by the Company for the fiscal year ended December 31, 2020, were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm the Company’s financial statements filed with the SEC for the fiscal year ended December 31, 2020. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee has pre-approved, in accordance with its pre-approval policy, the permitted audit, audit-related, tax, and other services to be provided by Ernst & Young LLP, the Company’s independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee has delegated pre-approval authority to the Audit Committee Chair, Mark D. Linsz, who will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by Ernst & Young LLP to management.

The Audit Committee received and reviewed the written disclosures from Ernst & Young LLP required by the applicable Public Company Accounting Oversight Board rule regarding the independent registered public accounting firm’s communications with audit committees concerning independence and has discussed with Ernst & Young LLP its independence. The Audit Committee has reviewed the audit fees paid by the Company to Ernst & Young LLP. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting Ernst & Young LLP from performing services that might impair its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements as of and for the year ended December 31, 2020 be included in the Annual Report for filing with the SEC. The Audit Committee also recommended the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

Audit Committee Members:
Mark D. Linsz, Chairman
Benjamin A. Posen
Robert J. Woody

Required Vote

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting and the presence in person or by proxy of the members entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter shall constitute a quorum.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF

ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2021.

DEADLINES TO SUBMIT PROPOSALS FOR CONSIDERATION OR TO

NOMINATE DIRECTORS AT THE 2022 ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials.

Proposals that a shareholder intends to present at the Company’s 2022 annual meeting of Shareholders (the “2022 Annual Meeting”) and wishes to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2022 Annual Meeting must be received no later than the close of business (5:00 p.m. Eastern Time) on December 10, 2021. All proposals must comply with SEC Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Corporate Secretary of the Company by mail at the address provided below. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that the proposal will be included in the Company’s proxy statement and form of proxy for the 2022 Annual Meeting.

Requirements for Other Shareholder Proposals to Be Brought Before the 2022 Annual Meeting of Shareholders and Director Nominations.

Pursuant to the provisions of the LLC Agreement, notice of any proposal that a shareholder intends to present at the 2022 Annual Meeting, but does not intend to have included in the Company’s proxy statement and form of proxy for the 2022 Annual Meeting, as well as any director nominations, must be delivered to the Company’s Corporate Secretary by mail at the address provided below, must be received by the Corporate Secretary of the Company at the address provided below not earlier than the 150th day nor later than 5:00 p.m., Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the Notice of Annual Meeting for the 2021 Annual Meeting of Shareholders. Accordingly, any notice given by a shareholder pursuant to these provisions of the Company’s LLC Agreement must be received no earlier than the close of business on November 9, 2021, and not later than the close of business on December 10, 2021. However, if the 2022 Annual Meeting is advanced or delayed more than 30 days from the first anniversary of the date of the 2021 Annual Meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of the 2022 Annual Meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. To be in proper form, the notice must be submitted by a shareholder of record and must include the information required by the LLC Agreement with respect to each director nomination or proposal that the shareholder intends to present at the 2022 Annual Meeting. If you are a beneficial owner of Shares held by a broker or custodian, you should contact the organization that holds your Shares for information about how to register your Shares directly in your name as a shareholder of record.

Notices of intention to present proposals at the 2022 Annual Meeting and/or director nominations must be addressed to: CNL Strategic Capital, LLC, CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida, 32801, Attention: Tracey B. Bracco, Corporate Secretary. The Company will not consider any proposal or nomination that is not timely. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with or otherwise does not meet the LLC Agreement or SEC requirements for submitting a proposal or nomination, or other applicable requirements, A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about the LLC Agreement and SEC requirements.

Elimination of Duplicative Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of the Proxy Statement or annual report to shareholders may have been sent to multiple shareholders in one household. We will promptly deliver a separate copy of either document to shareholders who write or call us at the following address or telephone number: CNL Strategic Capital, LLC, CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida, 32801, Attention: Tracey B. Bracco, Corporate Secretary, telephone: (866) 650-0650. Shareholders wishing to receive separate copies of the Proxy Statement or annual report to shareholders in the future, or shareholders currently receiving multiple copies of the Proxy Statement or the annual report who would prefer that a single copy of each be delivered, should contact their bank, broker or other nominee record holder or Broadridge Investor Communications Solutions, Inc. at 51 Mercedes Way, Edgewood, NY 11717.

OTHER BUSINESS

The Board is not aware of any other matters that will be presented for action at the Annual Meeting other than those set forth herein. Should any other matters requiring a vote of Shareholders arise, proxies will be voted in accordance with the judgment of the persons named in the form of proxy.

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CNL Strategic Capital, LLC CNL Center at City Commons, Suite 1400, Tower I 450 South Orange Avenue Orlando, Florida 32801

AUTHORIZE A PROXY VIA THE
INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, the day before the meeting date. Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE A PROXY BY
PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date. Please have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE A PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your completed proxy must be received prior to 11:59 p.m., Eastern Time, the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNL STRATEGIC CAPITAL, LLC (the “Company”)

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE FOLLOWING PROPOSALS:

	For	Against	Abstain
1. To re-elect Arthur E. Levine for a three-year term expiring at the 2024 annual meeting of Shareholders and until his successor is duly elected and qualified.	☐	☐	☐
2. To re-elect Robert J. Woody for a three-year term expiring at the 2024 annual meeting of Shareholders and until his successor is duly elected and qualified.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021.	☐	☐	☐

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of annual meeting and the proxy statement with respect thereto, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Important: Please sign exactly as name appears hereon. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

The Proxy Statement and the Annual Report to Shareholders are available at:

www.proxyvote.com

PROXY

CNL STRATEGIC CAPITAL, LLC

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned shareholder of CNL Strategic Capital, LLC, a Delaware limited liability company (the “Company”), hereby appoints Chirag J. Bhavsar and Tammy J. Tipton, and each of them, as proxies, with full power of substitution in each, to attend the annual meeting of Shareholders of the Company (the “Annual Meeting”) to be held on June 11, 2021 at 10:30 a.m., Eastern Time, at the principal offices of the Company located at CNL Center at City Commons, Tower I, 450 South Orange Avenue, Orlando, Florida, 32801, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the meeting. The proxy statement and the accompanying materials are being mailed to Shareholders of record on or about April 16, 2021, and are available at www.proxyvote.com. All properly executed proxies representing Shares received prior to 11:59 p.m., Eastern Time, the day before the Annual Meeting will be voted in accordance with the instructions marked thereon.

The votes entitled to be cast by the undersigned will be cast as directed. If this proxy is executed but no direction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. As of the date of the proxy statement, the Company’s board of directors knows of no other business to be presented at the Annual Meeting. Any shareholder who has given a proxy has the right to revoke it at any time prior to its being exercised. Shareholders who execute proxies may revoke them with respect to a proposal by attending the Annual Meeting and voting his or her shares in person or by submitting a letter of revocation or a later-dated proxy to Broadridge, 51 Mercedes Way, Edgewood, NY 11717 or via www.proxyvote.com prior to 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Continued and to be signed on reverse side

CNL *Strategic Capital*

Sub-managed by **Levine Leichtman**

LET'S VOTE ON IT

**BE THE VOTE THAT COUNTS.
VOTE YOUR SHARES TODAY!**

SAMPLE-EFB

CNL *Strategic Capital*

Sub-managed by **Levine Leichtman**

Your Vote is Important. Please Vote Your Shares Today!

The annual shareholders meeting will be held on June 11, 2021. Whether or not you plan to attend, your vote is very important. **You can vote your shares by internet, telephone, or mail.**

Simply follow the below instructions, which are also on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number.

0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number.

0000 0000 0000 0000
NOTE: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control Number.

THREE WAYS TO VOTE

ONLINE

WWW.PROXYVOTE.COM
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD
Call 1-844-853-0929 Monday to Friday, 9:00 a.m. to 9:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD
Call 1-800-690-6903 to vote using the automated system.

MAIL

VOTE PROCESSING
Mark, sign and date your ballot and return it in the postage-paid envelope provided.